Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints John S. Baumann and Stephanie Heim, and each of them, his or her true and lawful attorney-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a registration statement on Form S-4 with respect to shares of beneficial interest of Public Storage, a Maryland real estate investment trust (the “Company”), to be issued in connection with the merger of Public Storage, Inc., a California corporation, with and into the Company, and any and all amendments (including post-effective amendments) thereto, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

THIS POWER OF ATTORNEY HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON MARCH 29, 2007.

/s/ Ronald L. Havner, Jr. Ronald L. Havner, Jr.	/s/ John Reyes John Reyes
Vice-Chairman of the Board, Chief Executive Officer and President (principal executive officer)	Senior Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)

/s/ B. Wayne Hughes B. Wayne Hughes Chairman of the Board	/s/ Gary E. Pruitt Gary E. Pruitt Trustee

/s/ Harvey Lenkin Harvey Lenkin Trustee	/s/ William C. Baker William C. Baker Trustee

/s/ Dann V. Angeloff Dann V. Angeloff Trustee	/s/ Uri P. Harkham Uri P. Harkham Trustee

/S/ JOHN T. EVANS John T. Evans Trustee	/s/ Daniel C. Staton Daniel C. Staton Trustee

/s/ B. Wayne Hughes, Jr. B. Wayne Hughes, Jr. Trustee